Exhibit 10.2

FIRST AMENDMENT TO AMENDED AND RESTATED STOCK PURCHASE AGREEMENT AND SETTLEMENT AGREEMENT

This First Amendment to Amended and Restated Stock Purchase Agreement and Settlement Agreement (this "Settlement Agreement") is entered effective as of September 24, 2004 by and among Waste Services (CA), Inc. (f/k/a Capital Environmental Resource, Inc.), an Ontario (Canada) corporation ("Buyer Parent"), Waste Services, Inc., a Delaware corporation ("Buyer"), Waste Services of Florida, Inc., a Delaware corporation and wholly-owned subsidiary of Buyer ("Buyer Sub"), Frank Ward, Sr., Larry Henk, Frank Ward, Jr. Irrevocable Trust, George Ward Irrevocable Trust, Victoria Camalick Irrevocable Trust, Cynthia Fifer Irrevocable Trust, Robert Ward Irrevocable Trust and Matthew J. Carmody Irrevocable Trust (each a "Seller" and together the "Seller Parties"), and George Ward, Frank Ward, Jr., Victoria Camalick, Cynthia Fifer, Robert Ward and Matthew Carmody (each a "Trust "Beneficiary" and together the "Trust Beneficiaries"), Florida Recycling Services, Inc., an Illinois corporation ("FRS"), and Sanford Recycling and Transfer, Inc., a Florida corporation ("Sanford").

PRELIMINARY STATEMENTS

A. Buyer Parent, Buyer, Buyer Sub, Seller Parties, Trust Beneficiaries and FRS are parties to an Amended and Restated Stock Purchase Agreement dated March 4, 2004 (the "Stock Purchase Agreement") under which Buyer Sub purchased from the Seller Parties all of the issued and outstanding capital stock of FRS.

B. After the Closing Date (as that term is used in the Stock Purchase Agreement), namely, April 29, 2004, Buyer Parent, Buyer, and/or Buyer Sub have discussed certain potential claims Company Financial Statements and the 2003 Financial Statements, under the representations and warranties as set forth in Section 4.7 and Section 6.10 of the Stock Purchase Agreement with respect to the Company Financial Statements and the 2003 Financial Statements relating to the asserted claims.

  In order to resolve the Asserted Claims as hereinafter defined, the parties hereto now wish to adjust the purchase price and provide a release, on the terms set forth in this Settlement Agreement.

AGREEMENT

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

    Definitions. Capitalized terms not otherwise defined in this Settlement Agreement shall have the meanings ascribed to them in the Stock Purchase Agreement. All dollar amounts used herein shall refer to United States Dollars. The term "Asserted Claims" shall have the meaning as set forth in Paragraph B of the Preliminary Statements set forth above.

    Consideration to Buyer Sub.

(a) Upon execution of this Settlement Agreement, Seller Parties and Trust Beneficiaries, jointly and severally, shall pay to Buyer the sum of $7,500,000 in immediately available funds by making a bank wire transfer to Buyer accordance with the following wire transfer instructions:

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(b) Upon execution of the Settlement Agreement, Seller Parties and Buyer Sub will jointly execute and deliver to Escrow Agent written instructions authorizing Escrow Agent to disburse to Buyer 500,000 shares of Buyer Parent Common Stock being held in the Escrow Fund under the Escrow Agreement. These shares will reduce the number of shares to be disbursed on the First Release Date as defined and described in Section 5.2 of the Escrow Agreement.

(c) For Ten Dollars and other valuable consideration, Frank Ward, Sr., as sole shareholder of 100% of the outstanding capital stock of Sanford (the "Sanford Stock"), hereby agrees and is bound to, sell, transfer and assign 100% of the outstanding stock of Sanford to Buyer Sub upon completion of the construction and development of the Sanford Transfer Station (as hereinafter defined), the date of such sale, transfer and assignment hereinafter the "Sanford Closing").

Frank Ward, Sr. represents and warrants (i) that he is the record and beneficial owner of all of the Sanford Stock; (ii) the Sanford Stock is free and clear of all security interests, pledges, liens, claims, options, commitments, demands, charges, encumbrances, or covenants of any kind, (iii) Frank Ward, Sr. has full legal power, right and authority, and all authorizations and approvals to sell, transfer and deliver good and valid title to the Sanford Stock free and clear of any encumbrances pursuant to the terms of this Agreement, (iv) there are no existing impediments to the sale and transfer of the Sanford Stock, and (v) upon acquiring the Sanford Stock, Buyer Sub shall be vested with good and marketable title to the Sanford Stock it is purchasing hereunder. These representations and warranties shall be true and correct as of the Sanford Closing, and Frank Ward, Sr. agrees to deliver a certificate to Buyer Sub to that effect.

On the date of the transfer of the Sanford Stock (the "Sanford Closing"), the assets and liabilities of Sanford shall consist only of the following:

Assets:

(i) The real property located at 1000 White Cedar Road, Sanford, Florida, as more particularly described on Exhibit A attached hereto and incorporated herein, and all fixtures, improvements, rights and appurtenances (the "Sanford Transfer Station"). On the date of the transfer of the Sanford Stock, the real property shall be subject to the terms, covenants and conditions as set forth in Exhibit B, attached hereto and incorporated herein;

      All permits relating thereto, including without limitation, the Florida Department of Environmental Protection Permit.

Liabilities:

(i) Frank Ward, Sr., or his nominee, will retain a royalty right of $1.50 per ton of all waste delivered to the Sanford Transfer Station, and said right shall be recorded and run with the land described on Exhibit A.

Frank Ward, Sr. and Sanford agree that Sanford shall contribute $ 3,425,000 ("Sanford Contribution") promptly after the execution of this Settlement Agreement into a construction escrow account to be held by a mutually agreeable and independent escrow agent and to be disbursed for purposes of and towards the development and construction of the Sanford Transfer Station in accordance with the plans and specifications previously delivered to Buyer, such development and construction to be completed as soon as reasonably possible prior to the transfer of stock to Buyer Sub. Under no circumstances shall Frank Ward, Sr., or Sanford Recycling and Transfer, Inc. while owned by Frank Ward, Sr., be responsible for any future construction and development costs exceeding $3,425,000. Any and all costs incurred in the future development and construction of the Sanford Transfer Station in excess of the Sanford Contribution, including but not limited to costs associated with roadway improvements, lift stations, utilities, sewers, or other improvements related to the future operation of the Sanford Transfer Station shall be borne by Buyer Sub. At the Buyer Sub shall not assume any liabilities of Sanford other than construction and development costs exceeding $3,425,000 and the royalty right defined herein.

Not later than October 4, 2004, Sanford shall turn over management of the construction of the Sanford Transfer Station to Buyer Sub. Prior to such turnover, Sanford shall diligently work on the construction at its sole cost and expense. After the turnover, Buyer Sub shall take over management of the construction of the Sanford Transfer Station and shall be responsible for funding such construction from the Ward Contribution and Buyer Sub funds.

(d) Other than the 500,000 shares of Buyer Parent Common Stock being disbursed to Buyer Sub under Section 2(b) above, the consideration to be paid or provided pursuant to this Section 2 shall not be drawn or credited against, in whole or in part, from the Escrow Fund described in Section 2.7 of the Stock Purchase Agreement. The consideration to be paid to Buyer Sub hereunder shall be counted against the Threshold and Cap, and the parties agree that the Cap, upon receipt by Buyer Sub of the consideration to be paid or provided pursuant to this Section 2, shall be $10 million.

3. Release. (a) Subject to Section 4 below, effective upon the execution of this Settlement Agreement by the parties hereto and the receipt by Buyer Sub of the consideration set forth in Section 2(a) above, Buyer Parent, Buyer and Buyer Sub, for themselves and for their past and present corporate parents, subsidiaries and affiliates, and for their past and present directors, officers, employees, agents and attorneys and for its and their successors, heirs and assigns (together with Buyer Parent, Buyer and Buyer Sub, the "Buyer Parties"), do hereby fully and finally release and forever discharge the Seller Parties, the Trust Beneficiaries, and their respective successors, assigns, heirs, legatees, attorneys and representatives (together with the Seller Parties and the Trust Beneficiaries, the "Released Parties"), from any and all claims, causes of action, suits and judgments (whether in tort, contract or otherwise and whether under state, federal, common law or other principles) that the Buyer Parties ever had, now have or may hereafter have against the Released Parties, in their capacities as parties to the Stock Purchase Agreement, arising out of or relating in any way to: (i) the Asserted Claims; (ii) the Company Financial Statements and the 2003 Financial Statements; (iii) any indemnification claims under Section 4.7 of the Stock Purchase Agreement; (iv) any indemnification claims under Sections 4.9 and 4.24 of the Stock Purchase Agreement as the same may relate to the Asserted Claims; and (v) the conduct of due diligence by Buyer Parties relating to the Stock Purchase Agreement with regard to the items referenced in clauses (i) through (iv) above Notwithstanding the foregoing release, the Seller Parties and the Trust Beneficiaries shall remain responsible for their agreements and obligations undertaken in this Settlement Agreement.

(b) Section 14.2 of the Stock Purchase Agreement is amended to add a new subparagraph (c) to read as follows:

"any action brought by a security holder of Buyer against a Seller Indemnified Party relating to acts or omissions arising out of the Asserted Claims (as defined in the First Amendment to Amended and Restated Stock Purchase Agreement and Settlement Agreement entered effective as of September 24, 2004.)"

(c) As of the date hereof, the Buyer Parties represent that they have no knowledge of any other Damages claims or other claims (asserted or otherwise), for which any of them may bring an indemnification claim as provided for in Article XIV of the Stock Purchase Agreement or any other claim in connection therewith, and the Seller Parties and the Trust Beneficiaries represent that they have no knowledge of any other Damages claims or other claims (asserted or otherwise), for which the Buyer Parties may bring an indemnification claim as provided for in Article XIV of the Stock Purchase Agreement or any other claim in connection therewith.

(d) The amounts set forth in Section 2 above will be treated for all Tax purposes as an adjustment to the Purchase Price.

4. No Admission of Liability. The parties agree that they have engaged in settlement discussions and are entering into this Settlement Agreement solely for purposes of settlement and to avoid the burden, cost and expense of litigation. The parties agree that each of the Asserted Claims are or were disputed and that nothing contained in this Settlement Agreement is intended as, or shall be deemed to be, an admission of wrongdoing, liability or fault by any party hereto. This Settlement Agreement will not be offered or admissible in evidence in any action or proceeding among the parties, except an action or proceeding to enforce the terms of this Settlement Agreement..

5. Confidentiality and Nondisparagement. Except as required by law or court order, the terms of this Settlement Agreement shall be maintained in confidence by each of the parties hereto. However, each party may communicate the terms of the Settlement Agreement to its financing sources, its legal, financial, accounting and tax advisors, any relevant insurer, and federal and state tax authorities. Each party may also disclose the terms of this Settlement Agreement to the extent reasonably necessary to enforce this Settlement Agreement and to comply with state and federal securities laws and regulations or other applicable laws. It is understood and agreed that Buyer will file a copy of the Settlement Agreement as an exhibit to Buyer's filings with the Securities and Exchange Commission under the Securities and Exchange Act of 1934 and/or the Securities Act of 1933. In addition, each party may state in response to an inquiry by a third person that all litigation or threatened litigation between the parties and disputes that are the subject of this Settlement Agreement prior to the date of this Settlement Agreement has been resolved to the satisfaction of the parties. Further, the parties agree to refrain from making disparaging statements about each other relating to the events and circumstances surrounding the transactions contemplated by the Stock Purchase Agreement, both prior to and after the Closing.

6. Forbearance and Cooperation. (a) The Buyer Parties agree to forbear from participating in, providing assistance to, and/or encouraging third parties to institute or prosecute any litigation, action, arbitration, administrative or other proceeding of any kind initiated by a third party against any Released Party, or involving any other third parties where any Released Party may be involved or affected, that relates to the Asserted Claims ("Action"); and

(b) All of the parties agree to cooperate with each other in defense of any Action brought by a third party, including by way of illustration and not limitation, the prompt provision, upon request, of all material information (documentary or otherwise and in whatever format), access, and assistance, including reasonable access to and assistance from employees and professional advisors of any party, as may reasonably be required by the party for the purpose of defending any Action. In addition, the Released Parties agree to cooperate with the Buyer Parties and FRS in any audits of the FRS financial statements. Buyer Sub agrees to pay reasonable out-of-pocket expenses incurred by the Released Parties in connection with the fulfillment of their obligations under this Section 6(b).

7. Authority. The Buyer Parties represent and warrant that each person executing this Settlement Agreement on their behalf has the power and authority to enter into this Settlement Agreement on behalf of the applicable Buyer Party, and that the execution and performance of this Settlement Agreement has been duly authorized by all requisite corporate action.

8. Headings. The section headings and titles herein are used solely for convenience and will not be used in interpreting this Settlement Agreement, nor will they be construed in any way to limit, modify, or affect the terms of this Settlement Agreement.

9. No Third Party Beneficiaries. Nothing in this Settlement Agreement, express or implied, is intended to confer any rights, remedies, obligations, or liabilities on any individual, entity, or governmental unit, other than the parties hereto and their respective successors, heirs, and assigns.

10. Severability. Any provision of this Settlement Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11. Governing Law. THIS SETTLEMENT AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, EXCLUSIVE OF SUCH STATE'S PROVISION REGARDING THE CONFLICT OF LAWS.

12. Further Assurances. Each of Seller Parties, Trust Beneficiaries, Buyer Parent, Buyer and Buyer Sub, shall execute, acknowledge and deliver to the other such other documents, certifications and further assurances as may be reasonably requested in order to give effect to the terms and intent of this Settlement Agreement; provided that no such actions shall expand the obligations or rights of the parties beyond that existing under this Settlement Agreement.

13. Survival of Stock Purchase Agreement. Except insofar as expressly modified by the terms of this Settlement Agreement, the terms of the Stock Purchase Agreement and any agreements ancillary thereto shall continue in full force and effect. The Sanford Lease shall be terminated and held for naught upon conveyance of the Sanford Transfer Station in accordance with the terms of this Settlement Agreement.

14. Entire Agreement. This Settlement Agreement constitutes the final, binding and entire agreement, and supercedes any prior agreement between the parties with respect to Asserted Claims as set forth herein. No party is relying on any promise or representation made to him, her or it by any other party that is not stated expressly in this Settlement Agreement. Each party has consulted with its own legal counsel prior to executing this Settlement Agreement. This Settlement Agreement shall not be amended or modified except by a written instrument duly executed by the parties hereto.

15. Counterparts. This Settlement Agreement, and the attachments hereto, may be executed in counterparts and shall become effective when it has been executed by all parties.

16. Third Parties. Buyer Parent, Buyer and Buyer Sub shall assign to the Seller Parties any and all claims they or FRS may have against persons or entities not party to this Agreement relating to the Asserted Claims.

17. Conflict Between Agreements. The Stock Purchase Agreement shall remain in full force and effect to the extent that there is no conflict with this Settlement Agreement. In the event that there is a conflict between the Stock Purchase Agreement and this Settlement Agreement, the parties hereto agree that the terms and provisions of this Settlement Agreement shall control.

Signature Pages Follow

IN WITNESS WHEREOF, the parties have executed this Settlement Agreement on the dates set forth below with such Settlement Agreement to be effective on the date first written above.

BUYER PARENT:

WASTE SERVICES (CA), INC.
f/k/a CAPITAL ENVIRONMENTAL RESOURCE, INC.

By:_______________________________
Name: Ivan R. Cairns
Title: Executive Vice-President

BUYER:

WASTE SERVICES, INC.

By:__________________________
Name: Ivan R. Cairns
Title: Executive Vice-President

BUYER SUB:

WASTE SERVICES OF FLORIDA, INC.

By:___________________________
Name: Ivan R. Cairns
Title: Vice-President

SELLER PARTIES:

_______________________________
FRANK WARD, SR.

_______________________________
LARRY HENK

FRANK WARD, JR. IRREVOCABLE TRUST

By:_____________________________
MATTHEW CARMODY, TRUSTEE

GEORGE WARD IRREVOCABLE TRUST

By:_____________________________
MATTHEW CARMODY, TRUSTEE

VICTORIA CAMALICK IRREVOCABLE TRUST

By:_____________________________
MATTHEW CARMODY, TRUSTEE

CYNTHIA FIFER IRREVOCABLE TRUST

By:_____________________________
MATTHEW CARMODY, TRUSTEE

ROBERT WARD IRREVOCABLE TRUST

By:_____________________________
MATTHEW CARMODY, TRUSTEE

MATTHEW J. CARMODY IRREVOCABLE TRUST

By:_____________________________
Name:
Title:

SELLER REPRESENTATIVES FOR TRUST BENEFICIARIES:

_________________________________
GEORGE WARD

_________________________________
FRANK WARD, JR.

_________________________________
VICTORIA CAMALICK

_________________________________
CYNTHIA FIFER

_________________________________
ROBERT WARD

_________________________________
MATTHEW CARMODY

FRS:

FLORIDA RECYCLING SERVICES, INC.

By:______________________________
Name:
Title:

SANFORD:

SANFORD RECYCLING AND TRANSFER, INC.

By:______________________________
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION OF SANFORD TRANSFER STATION

LOT 62 (EXCEPT THE SOUTH 130.00 FEET AND THE NORTH 50.00 FEET THEREOF) ALL IN FLORIDA LAND AND COLONIZATION COMPANY LIMITED WEST BEARDALL'S MAP OF ST. JOSEPH, ACCORDING TO THE PLAT THEREOF AS RECORDED IN PLAT BOOK 1, PAGE 114 PUBLIC RECORDS OF SEMINOLE COUNTY, FLORIDA.

ALSO, BEGINNING AT THE SOUTHWEST CORNER OF LOT 58, FLORIDA LAND AND COLONIZATION COMPANY LIMITED WEST BEARALL'S MAP OF ST. JOSEPH AS RECORDED IN PLAT BOOK 1, PAGE 114 OF THE PUBLIC RECORDS OF SEMINOLE COUNTY, FLORIDA; RUN N 00˚ O2' 36" W. 7.38 FEET; THENCE S 89˚ 54' 36" E. 645.91 FEET: THENCE S 00˚ 00' 00" E. 4.52 FEET; THENCE S 89˚ 50' 06" W. 645.91 FEET TO THE POINT OF BEGINNING.

CONTAINING 7.74 ACRES +/-

EXHIBIT B

REAL ESTATE TERMS AND CONDITIONS

1. Within twenty business days after the execution of this Settlement Agreement, Sanford shall cause to be delivered to Buyer Sub a preliminary title commitment (the "Title Commitments") in respect of the real property described on Exhibit A of this Settlement Agreement (the "Sanford Transfer Station Land"). Sanford shall deliver to FRS copies of all exception instruments referenced in such Title Commitments, and any unrecorded leases, option agreements, contracts and any other items affecting title which are in the possession of, or known to, Sanford at least fifteen (15) days before the assignment of Sanford Stock so that the Title Policies can be issued simultaneously with the Sanford Closing. Sanford shall furnish to Buyer Sub at the Sanford Closing, at Buyer Sub's cost and expense, one or more extended coverage policies of title insurance for the Sanford Transfer Station Land from a title company selected by Buyer Sub (the "Title Company") in an amount to be reasonably determined by Buyer Sub, with each of the Title Company's standard printed exceptions deleted, and including such endorsements reasonably requested by Buyer Sub and that are available in the state of Florida, insuring fee simple title, to such Sanford Transfer Station Land to be in Buyer Sub, subject only to the exceptions permitted by Section 2 of this Exhibit B (the "Title Policies"). Within three (20) business days after the execution of this Settlement Agreement, Sanford shall deliver to Buyer Sub its most recent survey, title policy, search and commitment and environmental reports relating to the Sanford Transfer Station Land.

2. The Title Policies shall insure Buyer Sub's interest in the Sanford Transfer Station Land to be free and clear of all Liens whatsoever except: (i) zoning ordinances and regulations which do not, in Buyer Sub's judgment, adversely affect Buyer Sub's use of the Sanford Transfer Station Land for its current uses after the Sanford Closing; (ii) real estate taxes and assessments, both general and special, which constitute a lien but are not yet due and payable at the Sanford Transfer Station Closing; and (iii) easements, encumbrances, covenants, conditions, reservations and restrictions of record, if any, as shown on the Title Commitment and as have been approved in writing by Buyer Sub prior to the Sanford Closing.

3. Any surveys necessary or required for the issuance of said Title Policy shall be the responsibility of the Buyer Sub and Sanford shall not be responsible for survey exceptions.